UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 1, 2017

AZZ INC.
(Exact name of Registrant as specified in its charter)

TEXAS (State or Other Jurisdiction of Incorporation or Organization)	1-12777 Commission File No.	75-0948250 (I.R.S. Employer Identification Number)

One Museum Place, Suite 500 3100 West 7th Street Fort Worth, TX 76107 (Address of principal executive offices, including zip code)

Registrant’s Telephone Number, including Area Code:
817 810-0095

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12-b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain          Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2017, Mr. Ken Lavelle, age 60, was appointed to serve as AZZ Inc.’s (the “Company”) President and General Manager - Electrical Systems. Mr. Lavelle has been employed with the Company as a consultant since April 2016. From 2012 to 2016, Mr. Lavelle was the President- Seal Platform for Flowserve Corporation. Prior to that, he held positions with Flowserve Corporation and its heritage companies. Mr. Lavelle has been on the Board of Directors for the National Runaway Safeline since 2014, and Treasurer since 2016. Mr. Lavelle brings over 30 years of demonstrated success as a senior leader in highly technical product businesses similar to the Company. Mr. Lavelle has a BS degree in Engineering from the University of Illinois Urbana and an MBA from National University.

In his position as President and General Manager - Electrical Systems, Mr. Lavelle will participate in the Company’s Senior Management Bonus Plan (the “STI Plan”), which will provide for an annual cash incentive target based on 55% of Mr. Lavelle’s annual base salary pursuant to the achievement of certain individual and company-wide goals, which will be prorated for the remainder of the Company’s fiscal year. He will also be eligible for annual equity awards in the form of performance share units (“PSUs”) and restricted stock units (“RSUs”) issued under the AZZ Inc. 2014 Long Term Incentive Plan (the “LTI Plan”) each year with an annual target value of $150,000 on the day of the grant. Upon appointment, Mr. Lavelle will receive an equity award with a grant date fair market value of approximately $87,500 on August 1, 2017, weighted at 50% RSUs and 50% PSUs, which reflects a proration of the annual equity target value established by the Company.

There is no arrangement or understanding between Mr. Lavelle and any other person pursuant to which he was appointed as President and General Manager - Electrical Systems. There are no family relationships between Mr. Lavelle and any of the Company’s directors, executive officers or other key personnel reportable under Item 401(d) of Regulation S-K. There are no related party transactions between the Company and Mr. Lavelle reportable under Item 404(a) of Regulation S-K.

The foregoing summary descriptions of the STI Plan and the LTI Plan do not purport to be complete and are qualified in their entirety by reference to the description of the STI Plan described in detail in the Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission (the “SEC”) by the Company on May 24, 2017 and the terms of the LTI Plan, a copy of which is included as Annex A to the Proxy Statement on Schedule 14A filed by the Company on May 29, 2014 and incorporated herein by reference, respectively.

In addition, Mr. Lavelle has entered into a change in control agreement with the Company. Under Mr. Lavelle’s change in control agreement, a payment equal to two times his base amount as that term is used in Section 290G(b)(3) of the Internal Revenue Code of 1986, as amended, will be made to Mr. Lavelle if, within one year following a change in control, Mr. Lavelle is terminated by the Company for reasons other than cause or if Mr. Lavelle terminates employment for good reason.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed as part of this report.

Exhibit No.	Description
99.1	AZZ Inc. press release, dated as of August 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ INC.
Date: August 3, 2017	By:	/s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	AZZ Inc. press release, dated as of August 3, 2017.